                                 SCHEDULE 14A
                                (RULE 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


    Filed by the registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement    [ ] Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))
    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                             AUTOCAM CORPORATION
- - -------------------------------------------------------------------------------
           (Name of Registrant as Specified in Its Charter)


- - -------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

    [X] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
or Item 22(a)(2) of Schedule 14A.

    [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

- - --------------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

- - --------------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- - --------------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

- - --------------------------------------------------------------------------------

    (5) Total fee paid:

- - --------------------------------------------------------------------------------

    [ ] Fee paid previously with preliminary materials.

- - --------------------------------------------------------------------------------

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

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    (2) Form, schedule or registration statement no.:

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    (3) Filing party:

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    (4) Date filed:

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

                                  Autocam Logo

                              AUTOCAM CORPORATION
- - --------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                OCTOBER 24, 1996

     The Annual Meeting of the Shareholders of Autocam Corporation, a Michigan corporation, will be held on Thursday, October 24, 1996 at 4:00 p.m. at Rembrandt's At Bridgewater, 333 Bridge Street, N.W., Grand Rapids, Michigan 49504 for the following purposes:

     1. To elect two members of the Board of Directors whose terms expire at the Annual Meeting.

     2. To consider and act upon the ratification of the selection of Deloitte & Touche LLP as independent auditors for the Company for the fiscal year ending June 30, 1997.

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Shareholders of record at the close of business on September 4, 1996, are entitled to notice of and to vote at the meeting or any adjournment or adjournments thereof.

                                         By Order of the Board of Directors

                                         WARREN A. VELTMAN, Secretary

Grand Rapids, Michigan
September 17, 1996

     EVEN THOUGH YOU MAY PLAN TO ATTEND THE MEETING IN PERSON, PLEASE
     EXECUTE THE ENCLOSED PROXY AND MAIL IT PROMPTLY. SHOULD YOU ATTEND THE
     MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON. A RETURN
     ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES IS
     ENCLOSED FOR YOUR CONVENIENCE.
- - --------------------------------------------------------------------------------

                              AUTOCAM CORPORATION
- - --------------------------------------------------------------------------------

                                PROXY STATEMENT

                       FOR ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD OCTOBER 24, 1996

     This Proxy Statement is being furnished to you by the Board of Directors of Autocam Corporation, a Michigan corporation (the "Company"), of 4070 East Paris Avenue, Kentwood, Michigan 49512 (Tel. No. 616-698-0707), in connection with the Annual Meeting of Shareholders of the Company to be held on Thursday, October 24, 1996, at 4:00 p.m. at Rembrandt's At Bridgewater, 333 Bridge Street, N.W., Grand Rapids, Michigan 49504.

     The solicitation of proxies is made primarily by this statement which is first being mailed to shareholders on approximately September 17, 1996. If it is necessary to assure adequate representation at the meeting, the Board of Directors shall, if it deems it advisable, make a further solicitation by mail, telephone, telegraph and/or personal interview. Any such solicitation will be made by the officers or regular employees of the Company and its subsidiaries and will be limited in extent. The total expense of soliciting proxies will be borne by the Company. The Company may also reimburse brokers, dealers, banks, voting trustees or other record holders for postage and other reasonable expenses of forwarding proxy material to their principals who beneficially own shares of the Company's stock.

     The shares represented by your proxy will be voted if the proxy is duly signed and returned prior to the meeting. You may revoke your proxy at any time before it is exercised, provided that prior to exercise of the proxy, the Secretary of the Company receives written notice of such revocation or such revocation is made in open meeting.

     The Board of Directors has fixed the close of business on September 4, 1996, as the record date for the determination of shareholders entitled to notice of and to vote at said meeting. As of September 4, 1996, the Company's outstanding voting securities consisted of 5,427,882 shares of common stock, without par value. The common stock is entitled to one vote for each share and there are no cumulative voting rights for the election of directors. The only persons known by the Company to own five percent (5%) or more of the Company's outstanding common stock are described in the section on "Principal Shareholders" below. John C. Kennedy, beneficial owner of 59.6% of the Company's outstanding common stock, intends to vote in favor of all proposals identified in this Proxy Statement and, thus, passage of all proposals is assured.

                             ELECTION OF DIRECTORS

     The Board of Directors presently consists of six members. The terms of two directors, David J. Wagner and Jerry K. Myers, expire at this Annual Meeting. They have agreed to stand for reelection and serve if elected. In the event any nominee withdraws his name, which is not now anticipated, the persons named as proxies reserve full discretion to vote for such other person or persons as may be nominated.

     Although it has no present plans to do so, the bylaws of the Company permit the Board of Directors to increase its number and to fill the vacancies thus created. However, the persons named in the enclosed proxy cannot vote the proxy for more than two members of the Board.

     The Articles of Incorporation of the Company provide that the six Directors are elected by classes, indicated by the table below, with terms expiring upon election of their successors at the Annual Meeting of Shareholders following the close of the Company's fiscal years 1996, 1997 and 1998, respectively. Thus, one class of directors, consisting of two members are elected each year to serve for a three-year term.

     The table below identifies and provides certain information regarding each of the existing directors and nominees and the class to which each Director is now elected or is proposed to be elected at this meeting. The table below also identifies and provides certain information regarding the executive officers and certain key employees of the Company. The Company pays each director who is not an employee a fee of $10,000 per year.

                             NOMINEES AS DIRECTORS

     Class II -- Nominated for election at the meeting to serve until the Annual Meeting of Shareholders in 1999 and until their successors are elected:

                                                 PRINCIPAL                           HAS SERVED AS
               NAME                             OCCUPATION                  AGE      DIRECTOR SINCE
   ----------------------------   ---------------------------------------   ----     --------------
   David J. Wagner(1)(2).......   Chairman, President, Chief Executive       42      October 1991
                                  Officer Old Kent Financial Corporation
   Jerry K. Myers(1)...........   Partner, Crobern Management Partnership    55      January 1993

     David J. Wagner has been Chairman since November 1995 and President and Chief Executive Officer since March 1995 and was President since March, 1994 of Old Kent Financial Corporation, a Michigan state bank holding company, and was Chief Executive Officer of Old Kent Bank and Trust Company for more than the preceding five years.

     Jerry K. Myers has been a partner with the private investment firm of Crobern Management Partnership since January, 1995. Since December, 1995, he has served as Chairman of Medcor, Inc., a privately-held firm that provides on-site occupational health services to businesses. He served as President and Chief Executive Officer and a Director of Steelcase, Inc., a Michigan corporation engaged in the manufacture and distribution of office furniture systems from December 1990 until June 1994. For four years prior to that he served as Executive Vice President of TRW, Inc. and General Manager of its automotive sector. Mr. Myers serves as a director of APS Holding Corporation and TAB Products Co.

            DIRECTORS WHOSE TERMS CONTINUE BEYOND THE ANNUAL MEETING

     Class III -- To serve until the Annual Meeting of Shareholders in 1997 and until their successors are elected:

                                                 PRINCIPAL                            HAS SERVED AS
               NAME                              OCCUPATION                  AGE      DIRECTOR SINCE
   ----------------------------   ----------------------------------------   ----     --------------
   John C. Kennedy(1)..........   President, Chief Executive Officer of       38      April 1988
                                  Company
   Kenneth K. Rieth(2).........   President, Chief Executive Officer of       37      October 1991
                                  Riviera Die & Tool, Inc.

     John C. Kennedy has been a Director and President of the Company since its inception in April 1988. Mr. Kennedy graduated with a Bachelor of Science degree in Accounting and Finance from the University of Detroit in 1979.

     Kenneth K. Rieth is a principal owner and for the past five years has been a director and the President and Chief Executive Officer of Riviera Die & Tool, Inc., a Michigan corporation engaged in the manufacture of sheet metal stamping dies for the automotive industry.

     Class I -- To serve until the Annual Meeting of Shareholders in 1998 and until their successors are elected:

                                                 PRINCIPAL                           HAS SERVED AS
               NAME                             OCCUPATION                  AGE      DIRECTOR SINCE
   ----------------------------   ---------------------------------------   ----     --------------
   Warren A. Veltman...........   Secretary, Treasurer, Chief Financial      35      October 1991
                                  Officer of Company
   Robert L. Hooker(1).........   President, Mazda Great Lakes               66      January 1992

     Warren A. Veltman has been with the Company since November 1990 as the Chief Financial Officer and Secretary/Treasurer since August 1991. Mr. Veltman graduated in 1983 with a Bachelor of Business Administration degree from the University of Michigan.

     Robert L. Hooker has been President of Mazda Great Lakes, a Michigan corporation engaged in the distribution of automobiles and related products, for more than five years. Mr. Hooker serves as a director of Old Kent Bank and Trust Company, a Michigan state banking corporation.
- - ---------------
(1) Member of Compensation Committee

(2) Member of Audit Committee

                                 KEY EMPLOYEES

                 NAME                              POSITION WITH COMPANY                   AGE
    ------------------------------   -------------------------------------------------     ---
    John G. Baird.................   Technical Director                                    41
    Jeffrey H. Colbert............   Manufacturing Manager -- California operations        36
    Karl P. Cooper................   Engineering and Quality Systems Manager               34
    Edward W. Hekman..............   New Process Development Manager                       40
    Thomas K. O'Mara..............   Sales and Marketing Manager                           35
    Terence R. Sheehan............   Manufacturing Manager -- Michigan operations          31

     John G. Baird has been with the Company as the Engineering Manager from its inception to September 1993 when he became the Company's Technical Director. Mr. Baird graduated in 1992 with a Bachelor of Science degree in Education from Ferris State University.

     Jeffrey H. Colbert has been with the Company since August 1994 as the Manufacturing Manager of the Company's California operations. Prior to that time, he was with New United Motor Manufacturing Inc. for more than the preceding five years as a Training Manager, Production Manager, and Maintenance Manager.

     Karl P. Cooper has been with the Company since 1988, has been the Company's Engineering and Quality Systems Manager since September 1995, and from May 1988 to August 1995 he was the Quality Assurance Manager. Mr. Cooper received a Bachelor of Arts degree in Manufacturing Management from Central Michigan University in 1985, and a Masters degree in Business Administration from the University of Chicago in 1994.

     Edward W. Hekman has been with the Company since 1988 and has served as the Company's New Process Development Manager since September 1995 and from June 1990 to September 1993. He also served as the Company's Engineering Manager from September 1993 until August 1995. Mr. Hekman received a Bachelor of Science in Mechanical Engineering from General Motors Institute in 1978 and a Master's degree in Business Administration from Harvard University in 1980 and was registered with the State of Michigan as a Professional Engineer in 1984. Mr. Hekman is employed by the Company pursuant to a ten year employment agreement which terminates on August 31, 2001.

     Thomas K. O'Mara has been with the Company since November 1989 as the Sales and Marketing Manager. Mr. O'Mara graduated in 1982 with a Bachelor of Science degree in Marketing from Central Michigan University.

     Terence R. Sheehan has been with the Company since June 1991, serving as the Company's Manufacturing Manager since July 1993, and as a financial analyst prior to that time. Mr. Sheehan graduated in 1988 with a Masters of Business Administration from Michigan State University.

                         BOARD MEETINGS AND COMMITTEES

     The Directors had five formal meetings during the past fiscal year. No director attended less than 75% of directors meetings, including appropriate committee meetings.

     The Board of Directors has an audit committee which is responsible for approving the services performed by the Company's independent public accountants and reviewing and evaluating the Company's accounting principles, reporting practices and systems of internal control. The current members of the committee are Messrs. Rieth and Wagner. The committee held two formal meetings during the last fiscal year.

     The Board of Directors has a compensation committee which has the responsibility of determining executive compensation and granting options pursuant to the Company's 1991 incentive stock option plan. This committee consisted of Messrs. Kennedy, Wagner, Hooker and Myers during fiscal 1996. The committee met four times during the fiscal year.

     The Company has no nominating committee the functions of which are performed by the Board of Directors.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth information regarding the beneficial ownership of the Company's Common Stock by the persons who beneficially own more than 5% of its Common Stock, by each Director and Executive Officer, and by all officers and directors of the Company as a group, as of September 4, 1996.

                          NAME OF                        NUMBER OF SHARES
                      BENEFICIAL OWNER                  BENEFICIALLY OWNED     PERCENT OF CLASS(1)
        --------------------------------------------   --------------------    -------------------
        John C. Kennedy(2)(3).......................         3,235,851                 59.6
        Warren A. Veltman(2)(4).....................            21,873                    *
        Robert L. Hooker(5).........................             2,701                    *
        David J. Wagner.............................               551                    *
        Kenneth K. Rieth............................             1,821                    *
        Jerry K. Myers..............................             3,838                    *
        All officers and directors as a
          group(2)(4)(5)
          (6 persons)...............................         3,266,635                 60.2

- - ---------------
(1) An asterisk indicates beneficial ownership of less than 1% of the Class.

(2) Includes shares allocated to the individual accounts within the Company's 401(k) plan.

(3) The business address for Mr. Kennedy is 4070 East Paris Avenue, Kentwood, Michigan 49512.

(4) Includes 19,800 shares of Common Stock which Mr. Veltman has the right to acquire within 60 days of September 4, 1996 through the exercise of stock options, and includes 910 shares owned by Mr. Veltman's spouse and over which she exercises sole voting control. For purposes of calculating the percentage of outstanding shares owned by Mr. Veltman and the group, these shares are deemed to be owned by Mr. Veltman.

(5) Includes 743 shares over which Mr. Hooker has voting control in a fiduciary capacity. For purposes of calculating the percentage of outstanding shares owned by Mr. Hooker and the group, these shares are deemed to be owned by Mr. Hooker.

                         COMPENSATION COMMITTEE REPORT

     The Company's compensation program for officers is administered by the Compensation Committee of the Board of Directors which is currently composed of all directors except Messrs. Veltman and Rieth.

  Overall Officer Compensation Policy

     The Company's compensation policy for executive officers is designed to support the overall objective of enhancing value for shareholders by attracting, developing, rewarding, and retaining highly qualified and productive individuals; relating compensation to both Company and individual performance; and ensuring compensation levels that are externally competitive and internally equitable.

     The key elements of the Company's officer compensation consist of base salary, a maximum formula bonus for Mr. Kennedy, the Company's chief executive officer, and a discretionary bonus and stock options for Mr. Veltman, the Company's chief financial officer. The Compensation Committee's policies with respect to each of these elements, including the bases for the compensation awarded to Mr. Kennedy, are discussed below. In addition, while the elements of compensation described below are considered separately, the Compensation Committee takes into account the full compensation package afforded by the Company to the individual, including insurance and other benefits.

  Base Salary

     The Committee reviews each officer's salary annually. In determining appropriate salary levels, consideration is given to scope of responsibility, experience, Company and individual performance as well as pay practices of other companies relating to executives with similar responsibility.

     With respect to the base salary of Mr. Kennedy in 1996, the Compensation Committee took into account a comparison of base salaries of chief executive officers of peer companies known to the members of the Committee, the Company's continued financial success, and the assessment by the Compensation Committee of Mr. Kennedy's individual performance. The Compensation Committee also took into account the longevity of Mr. Kennedy's service to the Company and its belief that Mr. Kennedy is an excellent representative of the Company to the public by virtue of his stature in the community and the industry. Mr. Kennedy's base salary was established by the Board of Directors in September 1991 and has been continued since then. This base compensation consists of a regular payroll payment of $150,000 per year and a split dollar arrangement for payment of premiums on four (4) life insurance policies owned by Mr. Kennedy. Mr. Kennedy pays the Company the portion of the premiums equal to the price of an equivalent amount of term insurance. The benefit to Mr. Kennedy of premiums paid by the Company is the interest-free use of the non-term portion of the premium. Such benefit was estimated at $81,090 as the present value of the interest payments not required to be made assuming Mr. Kennedy would not repay the non-term portion until age 65, discounted at a market rate of 8.0%. (See Summary Compensation Table, below). The Company has a lien on the cash value and proceeds of each policy equal to the premium paid by the Company. This lien amounted to $616,589 at June 30, 1996 and is carried as an officer receivable on the books of the Company.

  Bonus Awards

     The Company's officers may be considered for annual cash bonuses which are awarded to recognize and reward corporate and individual performance based on meeting specified goals and objectives. The plan in effect for 1996 for Mr. Kennedy provides that a bonus, not exceeding 3 1/2% of the Company's Income from Operations before such bonus expense, will be awarded. This formula was established by the Board of Directors in 1991 and has been continued. In awarding a bonus to Mr. Kennedy, the board reviews compensation levels and financial results available to it for chief executive officers for similarly sized companies as well as those located near the Company's headquarters. Mr. Kennedy sets Mr. Veltman's bonus based on his review of corporate and Mr. Veltman's individual performance as well as the performance bonus the management team awards to employees of the Company generally other than Messrs. Veltman and Kennedy.

  Stock Options

     Under the Company's 1991 Incentive Stock Option Plan, which was approved by the shareholders, stock options are granted to the Company's key employees including Mr. Veltman but excluding Mr. Kennedy. The number of options granted is determined by the subjective evaluation of the person's ability to influence the Company's long-term growth and profitability.

     Stock options are granted with an exercise price equal to the market price of the Common Stock on the date of grant. In fiscal 1996, no new options were granted to Mr. Veltman. Since the value of an option bears a direct relationship to the Company's stock price, it is an effective incentive for employees to create value for shareholders. The Committee therefore views stock options as an important component of its compensation policy.

                                          COMPENSATION COMMITTEE MEMBERS:

                                          John C. Kennedy
                                          Robert L. Hooker
                                          David J. Wagner
                                          Jerry K. Myers

                       COMPENSATION OF EXECUTIVE OFFICERS

  Summary Compensation Table

     The following table sets forth the total compensation earned by each executive officer during the fiscal years ended June 30, 1996, 1995, and 1994 for services rendered to the Company in all capacities during such years.

                                                                             LONG-TERM
                                          ANNUAL COMPENSATION(1)            COMPENSATION
                                  --------------------------------------       AWARDS
        NAME AND                                              OTHER         ------------
   PRINCIPAL POSITION                                        ANNUAL            STOCK             ALL OTHER
       AT 06/30/96         YEAR   SALARY($)   BONUS($)   COMPENSATION($)     OPTIONS(#)    COMPENSATION($)(2)(3)
- - -------------------------  ----   ---------   --------   ---------------    ------------   ---------------------
John C. Kennedy..........  1996    150,000    205,047         6,136                                82,090
  Chairman, President and  1995    150,000    202,200         6,136                 0              86,451
  Chief Executive          1994    150,000    202,185         6,136                 0              87,261
  Officer(4)
Warren A. Veltman........  1996     75,000     76,400             0                 0              13,495
  Secretary, Treasurer     1995     66,923     71,200             0                 0              10,926
  and Chief Financial      1994     60,000     62,350             0            10,500              10,482
  Officer(5)

- - ---------------
(1) Does not include any value that might be attributable to job-related personal benefits, the amount of which did not exceed the lesser of 10% of annual salary plus bonus or $50,000 for each executive officer.

(2) Represents the benefit of the interest-free use of the non-term portion of the premium paid by the Company on insurance policies owned by the individual under Split Dollar arrangements. Such benefit was estimated as the present value of the interest payments which are not required to be made assuming the executive would not repay the non-term portion until age 65, discounted at a market rate of 8.0%. The portion of such premiums equal to the price of equivalent amounts of term insurance are paid to the Company by Messrs. Kennedy and Veltman, respectively.

(3) Includes $1,000 for each of Mr. Kennedy and Mr. Veltman contributed by the Company to the 401(k) plan maintained by the Company for its employees generally.

(4) Mr. Kennedy's current base compensation is $150,000 per annum. He is also entitled to receive annual bonus compensation not greater than 3 1/2% of the Company's Income from Operations prior to such bonus calculation.

(5) Mr. Veltman's current base compensation is $75,000 per annum.

  Option Values at Fiscal Year End

     The following table provides information on the value of options held by each of the executive officers of the Company at June 30, 1996 measured in terms of the closing price of the Company's common stock on that day. There were no options exercised by any officer during the year.

                                          NUMBER OF UNEXERCISED                     VALUE OF UNEXERCISED
                                               OPTIONS AT                          IN-THE-MONEY OPTIONS AT
                                            JUNE 30, 1996(#)                            JUNE 30, 1996
                                    ---------------------------------         ---------------------------------
              NAME                  EXERCISABLE(1)      UNEXERCISABLE         EXERCISABLE(1)      UNEXERCISABLE
- - ---------------------------------   --------------      -------------         --------------      -------------
Warren A. Veltman................       19,800              4,200                $ 54,126            $ 3,864

- - ---------------
(1) Includes 4,800 options which Mr. Veltman may exercise within sixty days of September 4, 1996.

  Compensation Committee Interlocks and Insider Participation

     Mr. Kennedy serves as President of the Company and Chief Executive Officer and serves on the Board of Directors of Riviera Die & Tool, Inc., where Mr. Rieth is president, CEO and also on the Board of Directors.

     The Company has entered into three Stock Redemption Agreements ("Agreements") dated as of November 6, 1992, September 20, 1993, and August 1, 1996 with John C. Kennedy and Nancy G. Kennedy, his wife, in their individual capacities and as Co-Trustees of the John C. Kennedy Living Trust u/a dated February 14, 1986, as amended. The Agreements provide that upon the death of the last to die of John C. Kennedy and Nancy G. Kennedy, the Company shall redeem up to $18,000,000 of Common Stock in a redemption under Section 303 of the Internal Revenue Code of 1986, as amended, in order to pay estate and inheritance taxes and funeral and administrative expenses of the estate. It is the Company's belief that these arrangements will avoid a potentially significant market price impact that could result from the Kennedy estates needing to sell Company stock in order to pay death taxes and expenses. Pursuant to the Agreements, the Company maintains some life insurance policies in order to fund its obligations.

     The Company leases certain real property and equipment from its majority shareholder. At the beginning of fiscal year 1994, all such leases were on a month-to-month basis. Effective May, 1994, the Company and its majority shareholder executed a long term lease covering the equipment. The lease expires May 31, 2001 and grants the Company an option to purchase the equipment at the expiration of the term. Total lease expense for all items leased from the majority shareholder was $351,000 for fiscal year 1996.

     The Company leases a building at 4060 East Paris Avenue, S.E. in Grand Rapids, Michigan adjacent to its primary facility, with approximately 100,000 square feet suitable for industrial use. Kenneth K. Rieth, directly or indirectly through his spouse, owns a fifty percent (50%) interest in such building. The lease expires in March of 2005 and contains an option to purchase the facility for a fixed price of $3,125,000 at the expiration of the lease. Rent under the lease is fixed at $25,000 per month for its entire term but will be adjusted to reflect changes in the interest rate charged by the landlord's mortgage lender. Currently, that rate is fixed until the year 2000. The Company pays all taxes, maintenance, insurance and utilities. The Company subleases approximately 75,000 square feet of this building on a month-to-month basis to Conway Products Corporation ("Conway"), which is 100% owned by Mr. Kennedy, at a monthly rental charge, plus occupancy expense, taxes, utilities and insurance of approximately $231,500 in the aggregate during fiscal 1996.

     Since September 1, 1993, the Company has made its aircraft available for charter through, and purchased fuel for the aircraft from, AMR Executive Charter of Grand Rapids, Inc. ("AMR"), a corporation wholly-owned by Mr. Kennedy until November 8, 1995, at which time he disposed of AMR to an unrelated third party. Prior to that date AMR chartered the aircraft in the course of its business to its customers. When Mr. Kennedy used the aircraft through AMR the Company charged AMR for the variable costs of operating the aircraft incurred by the Company. From time to time after the sale of AMR, Mr. Kennedy has used the aircraft for personal use and reimbursed the Company all variable costs associated with each use. This reimbursement totaled approximately $10,900 during fiscal year 1996.

     The Company paid approximately $68,900 to AMR during fiscal 1996 and prior to November 8, 1995 for the purchase of fuel for its aircraft, which was purchased at AMR's cost and charter payments for the use of other aircraft when its aircraft was not available. AMR remitted approximately $96,000 to the Company during the same period in connection with its chartering of the Company's aircraft to others.

     On May 12, 1995, the Company obtained an equipment loan from Old Kent Bank, a division of Old Kent Financial Corporation of which Mr. Wagner is President and Chief Executive Officer. At the end of fiscal 1996, the principal balance of the note was $2,458,330, which amount was secured by certain equipment of the

Company. The Company pays this obligation in monthly installments of $41,660 plus interest of 8.35% per annum.

     The Company believes that all of the transactions described above were at rents, prices and terms which were no less favorable to the Company than would have been available in similar transactions with unaffiliated third parties. The policy of the Company is that proposed transactions with affiliates of the Company must have the prior approval of a majority of the disinterested members of the Board of Directors and, as in prior transactions, will be made on terms no less favorable to the Company than could be obtained from unaffiliated parties.

PERFORMANCE GRAPH

     The following graph compares the cumulative total return of the Company's Common Stock, for periods subsequent to its initial public offering, with the Standard & Poor's 500 Composite Index and an index of peer companies selected by the Company.

     The corporations comprising the Company's 1996 peer group ("New Peer Group") has been modified from the prior year peer group ("Old Peer Group") by replacing The Allen Group, Inc. and Automotive Industries Holding, Inc. with Newcor, Inc. and Sudbury, Inc. These modifications were made to replace a company whose stock was no longer publicly traded and to improve the peer group by including a company whose business line more closely resembles that of the Company. Both the Old Peer Group and the New Peer Group are charted below for reference this year.

     The comparison assumes $100 was invested on October 29, 1991 (the date of the Company's initial public offering) in the Company's Common Stock, the Standard & Poor's 500 Composite Index, and the peer groups. The companies in the New Peer Group, all of which are in the automotive parts industry, are as follows:

Arvin Industries, Inc.
Dana Corp.
Defiance, Inc.
Douglas & Lomason Company
Excel Industries, Inc.
Federal Screw Works
Gentex Corp.
Howell Industries, Inc.
The Lamson & Sessions Company
MascoTech, Inc.
Modine Manufacturing Company
Newcor, Inc.
Redlaw Industries
Simpson Industries, Inc.
SPX Corp.
Sudbury, Inc.
Walbro Corp.
Worthington Industries, Inc.

                                                  Standard &
                                                  Poor's 500
      Measurement Period            Autocam        Composite       New Peer        Old Peer
    (Fiscal Year Covered)         Corporation        Index       Group Index      Group Index
Base                                    100.00          100.00          100.00          100.00
1992                                    112.50          107.15          150.68          150.19
1993                                    136.51          121.75          203.08          206.14
1994                                    258.40          123.47          193.30          195.53
1995                                    208.39          155.65          202.56          211.23
1996                                    186.89          196.12          224.07          228.24

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors of the Company has selected the public accounting firm of Deloitte & Touche LLP to report on the Company's financial statements for fiscal 1997, and the shareholders are being asked to ratify this selection. Deloitte & Touche LLP has been the public accounting firm retained by the Company since 1988. Deloitte & Touche LLP has indicated that a representative of that firm will be present at the shareholders' meeting. Such representative shall be given an opportunity to make a statement, if he or she so desires, and it is expected that such representative will be available to respond to appropriate questions presented at the meeting.

                                 OTHER MATTERS

     The Board of Directors knows of no other business to come before the meeting. In the event that any other business not known or determined at this time does come before the meeting, the persons named in the enclosed Proxy intend to vote in accordance with their best judgment.

     Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's directors and certain officers and persons who own ten percent (10%) or more of the Company's common stock file with the SEC and the NASDAQ National Market System initial reports of ownership and reports of changes in ownership of Company Common Stock. These officers, directors and 10% shareholders are required by SEC regulation to furnish the Company with copies of these reports. To the Company's knowledge, based solely upon review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended June 30, 1996, all Section 16(a) requirements applicable to its officers, directors and 10% beneficial owners were complied with.

                               VOTING OF PROXIES

     Proxies which are signed and returned will be voted for the nominees named above to serve until the Annual Meeting of Shareholders in 1999 unless authority to vote upon the election of directors is withheld. Proxies will be voted as specified by the shareholder either for or against ratification of the selection of auditors. If no specification is given, Proxies will be voted for ratification of the selection of auditors. Abstentions will be treated as shares present for determining a quorum but unvoted for determining ratification of auditors.

                            SHAREHOLDERS' PROPOSALS
                         FOR FISCAL 1997 ANNUAL MEETING

     Proposals of shareholders intended to be presented at the Company's 1997 Annual Meeting must be received by the Company at 4070 East Paris Avenue, Kentwood, Michigan 49512, no later than June 30, 1997, in order to be eligible for inclusion in the Proxy Statement and form of Proxy relating to that meeting. A shareholder who desires to submit any such proposal should refer to the applicable rules and regulations of the Securities and Exchange Commission, Washington, D.C. 20549.

                        AVAILABILITY OF S.E.C. FORM 10-K

     A copy of the Company's 10-K Annual Report, filed with the Securities and Exchange Commission, is available without charge to shareholders by written request to:

                       Warren A. Veltman
                       Autocam Corporation
                       4070 East Paris Avenue
                       Kentwood, Michigan 49512

/X/  PLEASE MARK VOTES
     AS IN THIS EXAMPLE
                                               With-  For All
                                         For   hold   Except                                              For     Against    Abstain
 1.  ELECTION OF DIRECTORS              / /    / /     / /              2.  RATIFICATION OF SELEC-        / /       / /        / /
                                                                            TION OF DELOITTE &
     DAVID A. WAGNER                                                        TOUCHE LLP AS AUDITORS
     JERRY K. MYERS                                                         FOR THE COMPANY FOR
                                                                            THE FISCAL YEAR ENDING
     If you not wish your shares voted "FOR" a particular nominee,          JUNE 30, 1997.
     mark the "For All Except" box and strike a line through the nominee(s) name.  Your shares will be voted for the remaining nominee(s).

                             RECORD DATE SHARES:


                                                                             Mark box at right if comments or address
                                                                             change have been noted on the reverse side    / /
                                                   _________________         of this card.
 Please be sure to sign and date this Proxy.      |Date             |
 _________________________________________________|_________________|
|                                                                   |        The undersigned hereby acknowledge receipt of
|                                                                   |        the Annual Report of the Company for its fiscal year
|                                                                   |        ended June 30, 1996, and Notice of Annual Meeting
|_______Shareholder sign here________________Co-owner sign here_____|        of Shareholders and Proxy Statement dated
                                                                             September 17, 1996.
        DETACH AND
        RETURN CARD


                             AUTOCAM CORPORATION

                  PROXY FOR ANNUAL MEETING OCTOBER 24, 1996
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


        The undersigned hereby constitutes and appoints John C. Kennedy and Warren A. Veltman and each or either of them, proxies with full power of substitution, to vote all stock of Autocam Corporation, a Michigan corporation, which the undersigned is entitled to vote at the Annual Meeting of the Shareholders of the Company to be held at Rembrandt's At Bridgewater, 333 Bridge Street, N.W., Grand Rapids, Michigan 49504, on October 24, 1996, at
4:00 p.m. and at any adjournment.

        IF YOU SIGN AND RETURN THIS PROXY, THE SHARES REPRESENTED HEREON WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREON. IF NOT OTHERWISE SPECIFIED, THE PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AS NOMINATED AND THE RATIFICATION OF THE AUDITORS. THE PROXIES WILL VOTE IN ACCORDANCE WITH THEIR BEST JUDGMENT ON ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.


COMMENTS/ADDRESS CHANGE: _______________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________


                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)